UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 7, 2009

AllianceBernstein l.p.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On December 7, 2009, the Compensation Committee of the Board of Directors of AllianceBernstein Corporation, the general partner of AllianceBernstein L.P. (“AllianceBernstein”), approved the Post December 1, 2009 Provisions under the Amended and Restated AllianceBernstein Incentive Compensation Award Program (formerly known as the AllianceBernstein Partners Compensation Plan, the “Program”).  The Program has been modified to provide that 2009 awards are converted into notional investments in restricted AllianceBernstein Holding L.P. Units (NYSE:  AB) only.  In prior years, award recipients were permitted to allocate their awards among notional investments in restricted Holding Units, certain of the investment services we provide to our clients and a money market fund.  We expect that awards made in future years will be subject to the same (or substantially similar) terms as 2009 awards.

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure.

AllianceBernstein is furnishing a news release (“News Release”) issued on December 10, 2009, in which it announced its preliminary assets under management as of November 30, 2009.  The News Release is attached hereto as Exhibit 99.01.

Section 9.	Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	News Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein l.p.

Dated: December 10, 2009	By:	/s/ Robert H. Joseph, Jr.
Robert H. Joseph, Jr. Chief Financial Officer